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                                                                       EXHIBIT 3


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                             CAMPBELL SOUP COMPANY


                           INCORPORATED IN NEW JERSEY




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                      RESTATED CERTIFICATE OF INCORPORATION





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     As Restated December 1, 1980, and as amended through February 24, 1997


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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CAMPBELL SOUP COMPANY



         FIRST. The name of the corporation is:

                              CAMPBELL SOUP COMPANY

         SECOND. The address of the corporation's registered office is Campbell Place, Camden, New Jersey 08101. The name of the corporation's registered agent at such address, upon whom process against the corporation may be served, is John J. Furey.

         THIRD. The purposes for which the corporation is organized are to engage in any or all activities within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act and under all amendments and supplements thereto, or any revision thereof or any statute enacted to take the place thereof, including but not limited to the following:

                  (1) To do all kinds of agricultural, communications, construction, farming, food, mining, manufacturing, marketing, publishing, sales, service, trading, transportation and warehousing business; and to acquire, use, sell and grant licenses with respect to copyrights, trademarks, patents and other intellectual property.

                  (2) To engage in any activities encompassed within this Article Third directly or through or with one or more subsidiaries, general or limited partnerships, joint ventures, other incorporated or unincorporated associations or entities, or individuals and to take any and all acts deemed appropriate to promote the interests thereof; and

                  (3) To exercise as a purpose or purposes each power granted to corporations by the New Jersey Business Corporation Act or by any amendment or supplement thereto or by any statute enacted to take the place thereof, insofar as such powers authorize or may hereafter authorize corporations to engage in activities.

         FOURTH. The aggregate number of shares which the corporation has authority to issue is 600,000,000, consisting of 560,000,000 shares of Capital Stock, $0.0375 par value, and 40,000,000 shares of Preferred Stock issuable in one or more classes and series of any class. The shares of Preferred Stock of each class shall be without par value unless the amendment creating the class provides for a par value.


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         The designations, relative voting, dividend, liquidation and other rights, preferences and limitations of the Preferred Stock and Capital Stock of the corporation, and the authority of the board of directors to divide the shares of the Preferred Stock in to classes or series and to determine and change the relative rights, preferences and limitations of any such class or series are as follows:

A.       PREFERRED STOCK

         (1) The board of directors is expressly authorized to adopt and to cause to be executed and filed, without further approval of the stockholders, an amendment or amendments to this Restated Certificate of Incorporation to divide any unissued shares of Preferred Stock into one or more classes and into series within any class or classes of Preferred Stock, to authorize the issuance of such shares for such consideration (not less than par value in the case of shares having a par value) as the board of directors may determine, and to determine in any one or more respects from time to time before issuance of such unissued shares;

                  (a) the distinctive designation of such class or series and the number of shares to constitute such class or series and whether shares of such class are to have a par value and the par value of any shares which are to have a par value, provided that, unless otherwise stated in any such resolution or resolutions, such number of shares may be increased or decreased by the board of directors;

                  (b) the annual dividend rate on the shares of such class or series and the date or dates from which dividends shall accumulate thereon as herein provided;

                  (c) the times of redemption of the shares of such class or series and the prices which the holders of shares of such class or series shall be entitled to receive upon the redemption thereof, which prices may vary at different redemption dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund than with respect to shares otherwise redeemed;

                  (d) the amount which the holders of shares of such class or series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution, or winding up of the corporation;

                  (e) whether or not the shares of such class or series shall be subject to the operation of a purchase or sinking fund, and, if so, the extent to and manner in which the fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

                  (f) whether or not the shares of such class or series shall, at the option of the holder or the corporation or both, be convertible into, or exchangeable for shares of stock of any other class or series, and if so convertible or exchangeable, the price or


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prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

                  (g) such other preferences, rights, restrictions and qualifications as shall not be inconsistent herewith and as are permitted by the New Jersey Business Corporation Act.

         (2) The board of directors is expressly authorized to determine voting rights for the holders of the shares of any class or series of Preferred Stock, provided that the voting rights shall be limited to any or all of the following:

                  (a) the right to elect, voting as a class, a maximum of two directors upon default of the equivalent of six quarterly dividends, whether or not the defaulted dividends occurred in consecutive periods, and such right will remain in effect until cumulative dividends have been paid in full or until non-cumulative dividends have been paid regularly for at least one year;

                  (b) the right to approve, by at least a majority of the outstanding shares of the class or classes of Preferred Stock affected, any increase in the authorized number of shares of such class or classes or the creation of a class of equal rank;

                  (c) the right to approve, by at least two-thirds of the outstanding shares of Preferred Stock, the creation of a senior equity security, provided that the board of directors may create a senior equity security without such stockholder vote if (i) stockholders authorized such action by the board of directors at the time the existing class of Preferred Stock was created or (ii) the holders of shares of the existing class of Preferred Stock previously received adequate notice of the redemption thereof, which redemption must occur within 90 days, unless all or part of the existing issue is being retired with proceeds from the sale of the new senior equity security; and

                  (d) the right to approve, by at least two-thirds of the outstanding shares of the class of Preferred Stock affected, the adoption of any amendment to the Restated Certificate of Incorporation or the by-laws that would materially change existing terms of such class of Preferred Stock, provided that if all series of a class of Preferred Stock are not equally affected by such amendment, then such amendment shall receive the approval of two-thirds of the outstanding shares of the class and, in addition, two-thirds of the outstanding shares of the series that will have a diminished status.

         (3) The board of directors may also change the designation or number of shares or the relative rights, preferences and limitations of any of the shares of any theretofore established class or series of the Preferred Stock no shares of which class or series have been issued.

B.       CAPITAL STOCK


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         (1) Each holder of Capital Stock of the corporation from time to time issued and outstanding shall be entitled to vote and shall have one vote for each share of Capital Stock standing in the holder's name on the books of the corporation, except with respect to matters as to which the holders of the Preferred Stock or any class or series thereof shall be entitled to vote separately as a single class as authorized in Section A of this Article FOURTH or as may be required by law.

         (2) Subject to the provisions of Section A of this Article FOURTH, the board of directors in its discretion may, from the assets of the corporation legally available for the payment of dividends and at such times and in such manner as determined by the board of directors, declare and pay, whether in cash, property, stock or otherwise, dividends on the Capital Stock of the corporation.

         (3) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, subject to the preferential or other rights of the holders of the Preferred Stock pursuant to Section A of this Article FOURTH, the holders of the Capital Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed.

C.       ALL SHARES

         No holder of shares of any class or series of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any unissued or treasury shares of any class or series of stock, or any option rights, or securities convertible into, exchangeable for or warrants to subscribe to, stock, of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         A stockholder may not cumulate his or her votes in an election for directors.

         FIFTH. The number of directors of the corporation as of November 21, 1980, is sixteen and their names and business office addresses are:



         Robert A. Beck                     The Prudential Insurance Company
                                              of America
                                            Prudential Plaza
                                            Newark, New Jersey 07101

         James H. Binns                     Armstrong World Industries, Inc.
                                            Liberty and Charlotte Streets
                                            Lancaster, Pennsylvania 17604


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         William S. Cashel, Jr.     American Telephone and Telegraph
                                     Company
                                    195 Broadway
                                    New York, New York 10007

         John T. Dorrance, Jr.      Campbell Place
                                    Camden, New Jersey 08101

         Henry W. Gadsden           30 Lake Road
                                    Short Hills, New Jersey 07078

         Belton K. Johnson          300 Main Plaza Bldg.
                                    114 West Commerce
                                    San Antonio, Texas 78205

         J. M. Lindley              Campbell Place
                                    Camden, New Jersey 08101

         Claudine B. Malone         Harvard University
                                    Graduate School of Business
                                      Administration
                                    Soldiers Field
                                    Boston, Massachusetts 02163

         R. G. McGovern             Campbell Place
                                    Camden, New Jersey 08101

         William Piel, Jr.          Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004

         Harold A. Shaub            Campbell Place
                                    Camden, New Jersey 08101

         Lewis H. Van Dusen, Jr.    Drinker Biddle & Reath
                                    1100 Philadelphia National Bank
                                      Building
                                    Broad and Chestnut Streets
                                    Philadelphia, Pennsylvania 19107

         Robert J. Vlasic           Vlasic Foods, Inc.
                                    710 North Woodward
                                    Bloomfield Hills, Michigan 48013

         J. Page R. Wadsworth       P.O. Box 211
                                    Commerce Court Postal Station
                                    Toronto, Canada M5L 1E8

         A. M. Williams             Campbell Place
                                    Camden, New Jersey 08101

         Sterling Wortman           The Rockefeller Foundation
                                    1133 Avenue of the Americas
                                    New York, New York 10036


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         SIXTH. The number of directors at any time may be increased or decreased by vote of the board of directors, and in case of any such increase the board of directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified.

         The board of directors, by the affirmative vote of two-thirds of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the interests of the corporation and may suspend the director or directors for a reasonable period pending final determination of whether cause exists for such removal.

         SEVENTH. The following action may be taken by the affirmative vote of two-thirds of the votes cast by the holders of all of the corporation's outstanding shares of stock entitled to vote thereon, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of two-thirds of all of the votes which the holders of each such class or series are entitled to cast thereon:

                  (1) the adoption by the stockholders of a proposed amendment of this Restated Certificate of Incorporation of the corporation;

                  (2) the adoption by the stockholders of a proposed plan of merger or consolidation involving the corporation;

                  (3) the approval by the stockholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business as conducted by the corporation; and

                  (4) dissolution.




         EIGHTH. Except as otherwise provided by statute or by this Restated Certificate of Incorporation or the by-laws of the corporation as in each case the same may be amended from time to time, all corporate powers may be exercised by the board of directors. Without limiting the foregoing, the board of directors shall have the power, without stockholder action except where required by New Jersey law:

                  (1) to amend the by-laws of the corporation;

                  (2) to authorize the corporation to issue for cash or property shares of any class or series of its stock, now or hereafter authorized but unissued or held in the treasury; and


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                  (3) to authorize the borrowing of money, the issuance of
bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of any class or series of stock of the corporation or otherwise, and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness issued by the corporation, the mortgaging or pledging of any property, real, personal, or mixed, then owned or thereafter acquired by the corporation.

         NINTH. The duration of the corporation is perpetual.

         TENTH. The effective date of this Restated Certificate of Incorporation shall be December 1, 1980.

         ELEVENTH. To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the corporation or its stockholders. Neither the amendment or repeal of this Article ELEVENTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article ELEVENTH, shall eliminate, reduce or have any effect on the protection afforded by this Article ELEVENTH to a director or an officer of the corporation in respect of any matter occurring, or any cause of action, suit or claim that but for this Article ELEVENTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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